Exhibit 99.1

Contacts:	Jay Brown, CFO
Fiona McKone, VP — Finance
Crown Castle International Corp.
713-570-3050
FOR IMMEDIATE RELEASE
CROWN CASTLE INTERNATIONAL
REPORTS FIRST QUARTER 2009 RESULTS;
RAISES 2009 OUTLOOK
April 29, 2009 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended March 31, 2009.
“We had a very good first quarter, exceeding the midpoint of our Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA, and recurring cash flow,” stated Ben Moreland, President and Chief Executive Officer of Crown Castle. “I am very pleased that our year-over-year results were achieved almost entirely through organic growth on assets that we owned as of January 1, 2008. We enjoyed strong growth in leasing applications during the first four months of 2009, which we expect will translate into additional new tenants during the second half of 2009. We believe that this increased activity reflects our customers’ desire to build and enhance their networks in light of the continued strong demand from consumers for wireless voice and increasing demand for wireless data services. The combination of strong first quarter results, increased leasing application volume, and tight management of operating and G&A expenses, allows us to raise our full year 2009 Outlook, which now suggests annual site rental revenue and Adjusted EBITDA growth of 8% and 12%, respectively.”
CONSOLIDATED FINANCIAL RESULTS
Site rental revenues for first quarter 2009 increased $22.6 million, or 7%, to $367.7 million from $345.0 million for the same period in the prior year. Site rental gross margin, defined as site rental revenues less site rental cost of operations, increased 11% to $258.0 million, up $25.3 million in the first quarter of 2009 from $232.7 million in the same period in 2008. Adjusted EBITDA for first quarter 2009 increased $31.4 million, or 15%, to $242.4 million, up from $211.0 million for the same period in 2008.
Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased from $118.1 million in the first quarter of 2008 to $131.8 million for the first quarter of 2009, up 12%. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.46 in the first quarter of 2009 compared to $0.42 in the first quarter of 2008, an increase of 9%.

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For the first quarter 2009, approximately 5% of Crown Castle’s consolidated revenues were from its Australia subsidiary. The Australia subsidiary results were negatively impacted by the 27% decrease in the Australian dollar to US dollar exchange rate from first quarter 2008 to first quarter 2009. Crown Castle’s consolidated growth rates on a currency-neutral basis are as follows: site rental revenue 8%, site rental gross margin 13%, Adjusted EBITDA 17%, recurring cash flow 15%, and recurring cash flow per share 12%.
Net income attributable to CCIC stockholders was $10.6 million for the first quarter of 2009, compared to a net loss attributable to CCIC stockholders of $13.2 million for the same period in 2008. Net income attributable to CCIC common stockholders after deduction of dividends on preferred stock was $5.4 million in the first quarter of 2009, compared to a net loss attributable to CCIC stockholders after deduction of dividends on preferred stock of $18.4 million for the same period in 2008. First quarter 2009 net income attributable to CCIC common stockholders per common share was $0.02, compared to a net loss attributable to CCIC common stockholders per common share of $0.07 in the first quarter of 2008.
SEGMENT RESULTS
US site rental revenues for the first quarter of 2009 increased $26.9 million, or 8%, to $350.7 million, compared to first quarter 2008 US site rental revenues of $323.7 million. US site rental gross margin increased 13%, or $28.4 million, in first quarter 2009 to $245.7 million from $217.3 million in the same period in 2008.
Australia site rental revenues for the first quarter of 2009 were $17.0 million, compared to $21.3 million in the first quarter of 2008. Australia site rental gross margin for first quarter 2009 was $12.3 million, compared to $15.3 million in the first quarter 2008. On a currency-neutral basis, Australia site rental revenues and site rental gross margin for first quarter 2009 grew 9% over first quarter 2008.

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INVESTMENTS AND LIQUIDITY
Since January 1, 2009, Crown Castle has raised $2.3 billion of debt to refinance upcoming debt maturities. Additionally, since January 1, 2009, Crown Castle has purchased $319.5 million of secured notes, issued by certain of its subsidiaries, for $305.3 million, which represents a 4% discount to the face amount of such notes.
During the first quarter of 2009, Crown Castle issued $900 million of 9% senior notes due in 2015 and extended its revolving credit facility for 364 days. In April 2009, Crown Castle issued $1.2 billion of 7.75% senior secured notes due in 2017. The combined proceeds of these issuances will predominantly be used to repay upcoming debt maturities, including the securitized notes due December 2009 and February 2011. Crown Castle expects to repay, in full, the securitized notes due February 2011 on April 30, 2009.
Since the beginning of 2009, Crown Castle has purchased $319.5 million of securitized notes issued by certain of its subsidiaries. These purchases were comprised of $72.0 million face value of the securitized notes due in December 2009 (purchased for $71.3 million) and $247.5 million face value of the securitized notes due in February 2011 (purchased for $234.0 million). Pro forma as of the date of completion of the 7.75% senior notes offering and the repayment of the securitized notes due February 2011, Crown Castle expects to have approximately $274 million in cash and cash equivalents (excluding restricted cash) and $188 million of availability under its $188 million revolving credit facility.
During the first quarter of 2009, Crown Castle invested $39.3 million in capital expenditures comprised of $5.0 million of sustaining capital expenditures and $34.3 million of revenue generating capital expenditures, of which $3.4 million was spent on land purchases, $24.7 million on existing sites, and $6.2 million on the construction and acquisition of new sites. Total capital expenditures were down approximately 64% from the fourth quarter 2008.
“We are very pleased to have successfully accessed the credit markets multiple times this year for $2.3 billion of capital, thereby extending the maturity schedule of our debt,” stated Jay Brown, Chief Financial Officer of Crown Castle. “I believe that our ability to have accessed the credit markets in a significant way reflects our long-term contracted revenues and the essential nature of our assets for wireless networks. As we anticipated, we have proactively dealt with all of our near-term debt maturities through 2011 with our notes offerings this year. Further, as a result of our debt repayments, we accomplished our most recent notes offering without increasing our run-rate interest expense. Importantly, these recent financings eliminate our requirement to access the credit markets for almost five years as we are able to repay all of our debt maturities between now and then with cash on-hand and cash flow.”

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In addition to the tables and information contained in this press release, Crown Castle will post supplemental information on its website at http://investor.crowncastle.com that will be discussed during its conference call tomorrow morning, Thursday April 30, 2009.
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).
The following Outlook table is based on current expectations and assumptions. The Outlook table includes the interest expense associated with the $900 million of 9% senior notes issued in January 2009 and the $1.2 billion of 7.75% senior secured notes issued in April 2009, and assumes a US dollar to Australian dollar exchange rate of 0.69 US dollars and 0.68 US dollars to 1.00 Australian dollar for second quarter and full year 2009 Outlook, respectively.
For the purposes of this Outlook, interest expense is based on run-rate interest charges and does not assume early debt retirement prior to the maturity date, with the exception of the purchases to-date and the repayment of the $1.55 billion of securitized notes due in February 2011.
As reflected in the following table, Crown Castle has increased the midpoint of its full year 2009 Outlook, previously issued on February 24, 2009, for site rental revenue by $15 million, site rental gross margin by $20 million and Adjusted EBITDA and recurring cash flow by $32.5 million.

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The following table sets forth Crown Castle’s current Outlook for the second quarter of 2009 and full year 2009:

(in millions, except per share amounts)	Second Quarter 2009	Full Year 2009
Site rental revenues	$370 to $375	$1,500 to $1,515
Site rental cost of operations	$115 to $120	$460 to $470
Site rental gross margin	$254 to $259	$1,035 to $1,050
Adjusted EBITDA	$235 to $240	$960 to $975
Interest expense and amortization of deferred financing costs(a)	$108 to $113	$440 to $445
Sustaining capital expenditures	$8 to $10	$25 to $30
Recurring cash flow	$116 to $121	$490 to $505
Net income (loss) attributable to CCIC common stockholders after deduction of dividends on preferred stock	$(174) to $(121)	$(222) to $(102)
Net income (loss) attributable to CCIC common stockholders per share(b)	$(0.61) to $(0.42)	$(0.78) to $(0.36)

(a)	Inclusive of approximately $12 million and approximately $46 million, respectively, of non-cash expense.

(b)	Represents net income (loss) attributable to CCIC common stockholders per common share, based on 286.1 million shares outstanding as of March 31, 2009.

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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, April 30, 2009, at 10:30 a.m. eastern time. The conference call may be accessed by dialing 303-262-2013 and asking for the Crown Castle call at least 10 minutes prior to the start time. The conference call may also be accessed live over the Internet by logging onto the web at http://investor.crowncastle.com. Any supplemental materials for the call will be posted at the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, April 30, 2009 through 11:59 p.m. eastern time on Thursday, May 7, 2009 and may be accessed by dialing 303-590-3000 using passcode 11130311#. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates, and leases towers and other communication structures for wireless communications. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

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The components of interest expense and amortization of deferred financing costs are as follows:

	For the Three Months Ended
	March 31,	March 31,
(in thousands)	2009	2008
Interest expense on debt obligations	$95,183	$82,763
Amortization of deferred financing costs	6,296	3,832
Amortization of discounts on long-term debt	1,965	—
Amortization of interest rate swaps	755	755
Amortization of purchase price adjustments on long-term debt	874	943
Other	514	852

	$105,587	$89,145

The components of interest expense and amortization of deferred financing costs are forecasted as follows:

	Q2 2009	Full Year 2009
(in millions)	Outlook	Outlook
Interest expense on debt obligations(a)	$96 to $101	$392 to $397
Amortization of deferred financing costs	$6 to $8	$26 to $28
Amortization of discounts on long-term debt	$2 to $4	$11 to $13
Amortization of interest rate swaps	$0 to $1	$2 to $4
Amortization of purchase price adjustments on long-term debt	$0 to $1	$2 to $4
Other	$0 to $1	$1 to $3

	$108 to $113	$440 to $445

(a)	Inclusive of approximately $63 million and $343 million, respectively, of cash interest payments.
Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.
Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, gains (losses) on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).
Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).
Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including other companies in the tower sector. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended March 31, 2009 and 2008 are computed as follows:

	For the Three Months Ended
	March 31,	March 31,
(in thousands, except per share amounts)	2009	2008
Net income (loss)	$10,050	$(13,173)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,091	1,304
Acquisition and integration costs	—	2,504
Depreciation, amortization and accretion	133,176	132,033
Interest expense and amortization of deferred financing costs	105,587	89,145
Gains (losses) on purchases and redemptions of debt	(13,350)	—
Net gain (loss) on interest rate swaps	(3,795)	—
Interest and other income (expense)	246	(2,310)
Benefit (provision) for income taxes	(1,491)	(4,659)
Stock-based compensation charges	7,882	6,155

Adjusted EBITDA	$242,396	$210,999

Less: Interest expense and amortization of deferred financing costs	105,587	89,145
Less: Sustaining capital expenditures	4,991	3,760

Recurring cash flow	$131,818	$118,094

Weighted average common shares outstanding — basic	285,913	279,340

Recurring cash flow per share	$0.46	$0.42

Adjusted EBITDA and recurring cash flow for the quarter ending June 30, 2009 and the year ending December 31, 2009 are forecasted as follows:

	Q2 2009	Full Year 2009
(in millions)	Outlook	Outlook
Net income (loss)	$(169) to $(116)	$(201) to $(81)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $5	$10 to $19
Depreciation, amortization and accretion	$130 to $140	$518 to $548
Interest and other income (expense)	$(2) to $1	$(6) to $3
Net gain (loss) on interest rate swaps (a)	$105 to $105	$101 to $101
Gains (losses) on purchases and redemptions of debt	$98 to $108	$85 to $95
Interest expense and amortization of deferred financing costs(b)	$108 to $113	$440 to $445
Benefit (provision) for income taxes	$(91) to $(77)	$(118) to $(85)
Stock-based compensation charges	$6 to $9	$26 to $35

Adjusted EBITDA	$235 to $240	$960 to $975

Less: Interest expense and amortization of deferred financing costs(b)	$108 to $113	$440 to $445
Less: Sustaining capital expenditures	$8 to $10	$25 to $30

Recurring cash flow	$116 to $121	$490 to $505

(a)	Based on the interest rates and yield curves in effect as of April 28, 2009.

(b)	Inclusive of $11.6 million and $46.3 million, respectively, of non-cash expense.

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Other Calculations:
Sustaining capital expenditures for the quarters ended March 31, 2009 and 2008 is computed as follows:

	For the Three Months Ended
	March 31,	March 31,
(in thousands)	2009	2008
Capital Expenditures	$39,284	$61,686
Less: Revenue enhancing on existing sites	24,741	16,910
Less: Land purchases	3,392	27,047
Less: New site acquisition and construction	6,160	13,969

Sustaining capital expenditures	$4,991	$3,760

Site rental gross margin for the quarter ending June 30, 2009 and for the year ending December 31, 2009 is forecasted as follows:

	Q2 2009	Full Year 2009
(in millions)	Outlook	Outlook
Site rental revenues	$370 to $375	$1,500 to $1,515
Less: Site rental cost of operations	$115 to $120	$460 to $470

Site rental gross margin	$254 to $259	$1,035 to $1,050

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) leasing demand for our sites and towers, including new tenants resulting from leasing applications, (ii) the repayment, repurchase or refinancing of our debt, including timing with respect thereto, (iii) the growth of our business, (iv) the use and impact of the proceeds of our 9% senior notes and 7.75% senior secured notes offerings, (v) cash, cash equivalents and revolving credit facility availability, (vi) access to the credit markets, (vii) currency exchange rates, including the impact on our results, (viii) site rental revenues, (ix) site rental cost of operations, (x) site rental gross margin, (xi) Adjusted EBITDA, (xii) interest expense and amortization of deferred financing costs, (xiii) capital expenditures, including expenditures on land and new towers, revenue generating expenditures and sustaining capital expenditures, (xiv) recurring cash flow, including on a per share basis, (xv) net income (loss), including on a per share basis, and (xvi) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:
•
We have a substantial amount of indebtedness, including our tower revenue notes which we anticipate refinancing or repaying within the next three years. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•	Our interest rate swaps are currently in a substantial liability position and will need to be cash settled within the next three years, which could adversely affect our financial condition.
•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues.

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•	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.
•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our towers.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.
•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	If we fail to retain rights to the land under our towers, our business may be adversely affected.
•	If we are unable to raise capital in the future when needed, we may not be able to fund future growth opportunities.
•
Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than those that may otherwise have been anticipated.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•
If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We are exposed to counterparty risk through our interest rate swaps and a counterparty default could adversely affect our financial condition.
•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$609,337	$155,219
Restricted cash	159,019	147,852
Receivables, net of allowance for doubtful accounts	33,496	37,621
Deferred income tax assets	29,444	28,331
Prepaid expenses, deferred site rental receivables and other current assets	105,483	116,145

Total current assets	936,779	485,168
Restricted cash	5,000	5,000
Deferred site rental receivables	156,697	144,474
Property and equipment, net	4,992,087	5,060,126
Goodwill	1,983,950	1,983,950
Other intangible assets, net	2,514,048	2,551,332
Deferred financing costs and other assets, net of accumulated amortization	161,342	131,672

	$10,749,903	$10,361,722

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,135	$33,808
Deferred rental revenues and other accrued liabilities	259,155	281,794
Interest rate swaps	48,291	52,539
Short-term debt and current maturities of long-term debt	225,517	466,217

Total current liabilities	559,098	834,358
Long-term debt, less current maturities	6,276,728	5,630,527
Deferred income tax liability	33,218	40,446
Interest rate swaps	442,043	488,632
Other liabilities	348,109	337,168

Total liabilities	7,659,196	7,331,131
Redeemable preferred stock	314,958	314,726
Stockholders’ equity	2,776,288	2,715,865
Noncontrolling interest	(539)	—

Total equity	2,775,749	2,715,865

	$10,749,903	$10,361,722

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net revenues:
Site rental	$367,667	$345,033
Network services and other	35,243	25,588

Total net revenues	402,910	370,621

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	109,698	112,380
Network services and other	22,061	18,411

Total costs of operations	131,759	130,791

General and administrative	36,637	34,986
Asset write-down charges	4,091	1,304
Acquisition and integration costs	—	2,504
Depreciation, amortization and accretion	133,176	132,033

Operating income (loss)	97,247	69,003
Interest expense and amortization of deferred financing costs	(105,587)	(89,145)
Gains (losses) on purchases and redemptions of debt	13,350	—
Net gain (loss) on interest rate swaps	3,795	—
Interest and other income (expense)	(246)	2,310

Income (loss) before income taxes	8,559	(17,832)
Benefit (provision) for income taxes	1,491	4,659

Net income (loss)	10,050	(13,173)
Net income (loss) attributable to the noncontrolling interest	527	—

Net income (loss) attributable to CCIC stockholders	10,577	(13,173)
Dividends on preferred stock	(5,201)	(5,202)

Net income (loss) attributable to CCIC common stockholders after deduction of dividends on preferred stock	$5,376	$(18,375)

Net income (loss) attributable to CCIC common stockholders per common share:
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)

Weighted average common shares outstanding:
Basic	285,913	279,340
Diluted	287,608	279,340

Adjusted EBITDA	$242,396	$210,999

Stock-based compensation expenses:
Site rental cost of operations	$203	$298
Network services and other cost of operations	252	133
General and administrative	7,427	5,724

Total	$7,882	$6,155

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$10,050	$(13,173)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	133,176	132,033
Gains on purchases and redemptions of long-term debt	(13,350)	—
Amortization of deferred financing costs and other non-cash interest	9,890	5,530
Stock-based compensation expense	6,976	5,418
Asset write-down charges	4,091	1,304
Deferred income tax benefit (provision)	(3,234)	(6,308)
Income (expense) from forward-starting interest rate swaps	(3,795)	—
Other adjustments, net	821	(1,074)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(22,298)	(22,364)
Decrease (increase) in assets	(4,269)	(33,574)

Net cash provided by (used for) operating activities	118,058	67,792

Cash flows from investing activities:
Proceeds from disposition of property and equipment	2,431	104
Capital expenditures	(39,284)	(61,686)

Net cash provided by (used for) investing activities	(36,853)	(61,582)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	813,744	—
Proceeds from issuance of capital stock	4,076	946
Principal payments on long-term debt	(1,625)	(1,625)
Purchases and redemptions of long-term debt	(226,707)	—
Purchases of capital stock	(1,052)	(42,365)
Borrowings (payments) under revolving credit agreements	(169,400)	75,000
Payments for financing costs	(28,552)	(1,502)
Net (increase) decrease in restricted cash	(11,167)	(10,324)
Dividends on preferred stock	(4,969)	(4,969)

Net cash provided by (used for) financing activities	374,348	15,161

Effect of exchange rate changes on cash	(1,435)	616
Net increase (decrease) in cash and cash equivalents	454,118	21,987
Cash and cash equivalents at beginning of period	155,219	75,245

Cash and cash equivalents at end of period	$609,337	$97,232

Supplemental disclosure of cash flow information:
Interest paid	$80,578	$82,385
Income taxes paid	2,207	939

CCI FACT SHEET Q1 2008 to Q1 2009
dollars in thousands

	Q1 ’08		Q1 ’09		% Change
CCUSA
Site Rental Revenues	$323,748		$350,695		8%
Ending Sites	22,416		22,481		0%

CCAL
Site Rental Revenues	$21,285		$16,972		-20%
Ending Sites	1,440		1,590		10%

TOTAL CCIC
Site Rental Revenues	$345,033		$367,667		7%
Ending Sites	23,856		24,071		1%

Ending Cash and Cash Equivalents	$97,232	*	$609,337	*

Debt
Bank Debt	$793,500		$637,000
Securitized Debt & Other Notes	$5,349,978		$5,865,245

Total Debt	$6,143,478		$6,502,245

6 1/4% Convertible Preferred Stock	$314,030		$314,958

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	7.2X		6.1X
Total Net Debt / EBITDA	7.5X		6.4X
Last Quarter Annualized Adjusted EBITDA	$843,996		$969,584

*	Excludes Restricted Cash

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in thousands)

	Quarter Ended 6/30/08			Quarter Ended 9/30/08			Quarter Ended 12/31/08			Quarter Ended 3/31/09
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$328,952	$19,571	$348,523	$332,715	$21,269	$353,984	$339,262	$15,757	$355,019	$350,695	$16,972	$367,667
Services	27,016	3,974	30,990	27,972	2,392	30,364	34,570	2,433	37,003	33,451	1,792	35,243

Total Revenues	355,968	23,545	379,513	360,687	23,661	384,348	373,832	18,190	392,022	384,146	18,764	402,910

Operating Expenses
Site Rental	107,474	6,272	113,746	109,757	6,001	115,758	109,233	5,006	114,239	104,979	4,719	109,698
Services	20,320	1,500	21,820	18,878	1,663	20,541	20,803	877	21,680	20,919	1,142	22,061

Total Operating Expenses	127,794	7,772	135,566	128,635	7,664	136,299	130,036	5,883	135,919	125,898	5,861	131,759

General & Administrative	33,845	4,647	38,492	33,220	4,217	37,437	35,342	3,329	38,671	33,309	3,328	36,637

Add: Stock-Based Compensation	6,622	937	7,559	6,346	754	7,100	7,510	443	7,953	6,976	906	7,882

Adjusted EBITDA	$200,951	$12,063	$213,014	$205,178	$12,534	$217,712	$215,964	$9,421	$225,385	$231,915	$10,481	$242,396

	Quarter Ended 6/30/08			Quarter Ended 9/30/08			Quarter Ended 12/31/08			Quarter Ended 3/31/09
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	67%	68%	67%	67%	72%	67%	68%	68%	68%	70%	72%	70%
Services	25%	62%	30%	33%	30%	32%	40%	64%	41%	37%	36%	37%

Adjusted EBITDA Margin	56%	51%	56%	57%	53%	57%	58%	52%	57%	60%	56%	60%
Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(dollars in thousands)

	Quarter Ended
	6/30/2008	9/30/2008	12/31/2008	3/31/2009
Net income (loss)	$60,339	$(32,207)	$(63,817)	$10,050
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,993	2,902	7,689	4,091
Acquisition and integration costs	—	—	—	—
Depreciation, amortization and accretion	131,896	131,714	130,799	133,176
Gains (losses) on purchases and redemptions of debt	—	—	(42)	(13,350)
Interest and other income (expense)	(206)	847	(431)	246
Net gain (loss) on interest rate swaps	—	(2,404)	40,292	(3,795)
Interest expense, amortization of deferred financing costs	88,757	88,138	88,074	105,587
Impairment of available-for-sale securities	—	23,718	32,150	—
Benefit (provision) for income taxes	(80,324)	(2,096)	(17,282)	(1,491)
Stock-based compensation	7,559	7,100	7,953	7,882

Adjusted EBITDA	$213,014	$217,712	$225,385	$242,396